SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Opinion of John S. Tsai

Item 8.01 Other Items

     On November 2, 2004, Waste Management, Inc. (the “Company”) issued 7,474 shares of its common stock, par value $0.01 per share (the “Common Stock”), to certain class members in the class action lawsuit filed against it relating to its earnings announcements in July and August 1999. The settlement agreement, announced in November 2001, provided for the issuance to certain class members of shares of common stock in lieu of the cash they would otherwise have received as participants in the class. The shares issued equal the amount of cash these class members would have otherwise received under the settlement agreement, divided by a thirty day trailing average of the closing price of the Company’s Common Stock as reported on the New York Stock Exchange.

     The Company has filed a prospectus supplement pursuant to Rule 424(b) of the Securities Act of 1933, as amended, to the Company’s registration statement on Form S‑3, File No. 333‑97697 (the “Registration Statement”). Attached as an Exhibit to this Form 8‑K is a legal opinion relating to the issuance of the 7,474 shares to be incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

     5.1     Opinion of John S. Tsai

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: November 2, 2004	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

     5.1          Opinion of John S. Tsai